Exhibit 99.1

NovaBay Pharmaceuticals Issues Letter to Stockholders

EMERYVILLE, Calif. (July 15, 2019) – NovaBay® Pharmaceuticals, Inc. (NYSE American: NBY), a biopharmaceutical company focusing on commercializing Avenova® for the domestic eye care market, announces that President and CEO Justin Hall has issued the following letter to stockholders:

To My Fellow Stockholders:

The second quarter of 2019 was transformative for NovaBay. As we look forward to the third quarter and remainder of 2019, I would like to take a moment to update you on the progress we’ve made in the first half of the year. NovaBay has made considerable advancements toward our goals of increasing Avenova accessibility and enhancing the patient experience, while maintaining product affordability in an evolving reimbursement environment. To achieve these goals, we have improved the efficiency of both our prescription sales and our buy-and-build channels, and launched a new direct-to-consumer channel on Amazon.com, making prescription-strength Avenova available for the first time without a prescription.

I would like to reiterate that with Avenova, NovaBay is selling a terrific product that is widely accepted by medical professionals as well as their patients. All of our current initiatives are designed to accelerate our time to profitability and build upon Avenova’s foundation as the leading prescription lid and lash spray. As the only commercially available pure hypochlorous acid formulation, we are confident Avenova is the best product to treat the chronic bacterial infections that affect approximately 85% of all dry eye sufferers. Avenova is free from the bleach impurities found in other hypochlorous products, is soothing to the eye, and is safe and effective for long-term use. Since we launched Avenova in 2014, more than 850,000 prescriptions have been written by more than 15,000 physicians. That said, we have barely tapped the large addressable market for bacterial dry eye.

The trend toward higher-deductible health plans has impacted branded prescription drugs industrywide and is challenging our commercial goals. Under our prescription sales strategy, we have made Avenova 40mL continuously available to patients regardless of health insurance coverage for $60 or less through the use of coupons and rebates. Higher deductible health plans have necessitated greater usage of rebates and coupons to maintain Avenova’s affordability, however I would like to remind doctors and patients alike that no one should ever pay more than $60 for a 40mL bottle of Avenova at the pharmacy. Through our Partner Pharmacy Program, or through our coupon and rebate program, we guarantee this pricing for every patient. Avenova® Direct is the same strength hypochlorous formulation as prescription Avenova in a 20mL size at the affordable price of $29.99 on Amazon.com.

In the first quarter of 2019, we were challenged by the costs of maintaining an expanded commercial organization. Earlier this year we made a strategic shift by significantly reducing the number of field sales representatives by about three-quarters and redeploying our remaining representatives in territories that account for about 95% of retail pharmacy sales. This shift allows us to effectively utilize our streamlined commercial resources to reach higher-prescribing physicians while reducing our 2019 budget by an estimated $3.6 million, which supports our goal of profitability.

I want to share updates on our efforts to increase sales by enhancing our three sales channels while also reducing the cost of sales:

Direct-to-Consumer Model: In an effort to improve patient access, Avenova Direct was launched on June 1, 2019 to U.S. customers exclusively on Amazon.com. This channel offers NovaBay with stable gross-to-net pricing and provides customers with easy access to our product. This model capitalizes on a trend to sell pharmaceutical products directly to consumers in response to high-deductible health plans, allowing customers to forego a time-consuming doctor visit and trip to the pharmacy. We are promoting this program through complementary social media marketing to target consumers in specific demographics, as well as to ophthalmologists, optometrists, and current and former Avenova patients.

Prescription Channel: Since the start of the year we have doubled the number of pharmacies in our Partner Pharmacy Program to 16, putting us on track to increase Avenova sales through retail pharmacies from one-quarter to one-half of all sales. Our partner pharmacies provide patients with a quality experience that includes a relatively short time between receiving the initial prescription and filling it, fast refills and home delivery. The combination of a pre-negotiated price along with a reduction in coupon and rebate usage improves our gross-to-net and per-script profitability.

Buy-and-Sell Channel: We are increasing the number of optometrists and ophthalmologists utilizing our buy-and-sell channel under which they directly sell prescription Avenova in the 20mL size at a suggested retail price of $30, making it convenient for patients to buy Avenova during their office visit and providing eye care specialists with a new source of revenue. We are encouraging more eye-care professionals to become resellers of Avenova through an extensive email campaign that provides ways to incorporate Avenova into their practices. Additionally, we have made ordering the product easier for physicians through our updated website Avenova.com.

We are gratified by the warm reception we have received from Avenova patients and ophthalmology key opinion leaders, some of which are available on Avenova.com. I want to share excerpts from an email recently sent by ophthalmologist Dr. Lisa Arbisser:

Avenova is the ONLY true pure hypochlorous acid. It is the product of the human white [blood] cell with the antiseptic activity of iodine (betadine) but without the toxicity. One of the most important attributes of hypochlorous acid is its ability to penetrate bacterial biofilm, an essential attribute for complete cure which antibiotics lack. Additionally, it kills all infective organisms on contact theoretically eliminating the development of resistance. The other essential quality is that, unlike with the use of antibiotics, it does not disrupt the biome but lowers or eliminates all the organisms present permitting restoration of normal flora more rapidly and completely. This is a proven advantage for eyelid infection and overgrowth of opportunistic infectious agents responsible for blepharitis.

In summary, we are encouraged by our progress in commercializing a product with many important competitive advantages in a large market. We are actively taking steps to adapt to an industrywide change in the reimbursement environment to make Avenova accessible and affordable under appropriate economics to NovaBay. Our refined programs are focused on driving revenues through the most efficient sales channels with the goal of achieving positive cash flow and profitability.

On behalf of my colleagues at NovaBay Pharmaceuticals and our board of directors, I want to thank our stockholders for their continued support.

Sincerely,

Justin Hall

Chief Executive Officer and General Counsel

About Avenova®

Avenova is an eye care product formulated with our proprietary, stable and pure form of hypochlorous acid. Avenova is designed for removal of the microorganisms and debris that contribute to conditions such as meibomian gland dysfunction, dry eye and blepharitis. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct salesforce and available online through Amazon.com.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals, Inc. is a biopharmaceutical company focusing on commercializing and developing its non-antibiotic anti-infective products to address the unmet therapeutic needs of the global, topical anti-infective market with its two distinct product categories: the NEUTROX® family of products and the AGANOCIDE® compounds. The Neutrox family of products includes AVENOVA® for the eye care market, NEUTROPHASE® for wound care market, and CELLERX® for the aesthetic dermatology market. The Aganocide compounds, still under development, have target applications in the dermatology and urology markets.

Forward-Looking Statements

This release contains forward-looking statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs. These statements include, but are not limited to, statements regarding our future momentum and online sales, Board and executive composition, and generally the company’s expected future financial results. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to our ability to remain a publicly listed company, maintain the support of our majority shareholders, and ability to adhere to our approved NYSE compliance plan. Other risks relating to NovaBay’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this press release, are detailed in NovaBay’s latest Form 10-Q/K filings with the Securities and Exchange Commission, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and NovaBay disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

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Avenova Purchasing Information
For NovaBay Avenova purchasing information:
Please call 800-890-0329 or email sales@avenova.com.
www.Avenova.com

NovaBay Contact
Justin Hall
President and Chief Executive Officer
510-899-8800
jhall@novabay.com

Investor Contact
LHA Investor Relations
Jody Cain
310-691-7100
jcain@lhai.com

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